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                                                                      EXHIBIT 4



                            COMPUTERLAND CORPORATION
                               OPTION TO PURCHASE
                                  COMMON STOCK

   THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IF SUCH AN OPINION IS REQUESTED BY THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 SUCH ACT.

     THIS OPTION CERTIFIES THAT, John A. Schertell (the "Employee") is entitled to purchase, on the terms hereof, 14,900 fully paid and nonassessable shares of Series A Common Stock ("Common Stock") of Computerland Corporation, a Delaware corporation (the "Company" or "Computerland"), at a per share purchase price of $6.00, subject to adjustment as provided herein.

     This Option is issued as an inducement for the Employee to enter into employment with the Company.

     1   EXERCISE OF OPTION.

     The terms and conditions upon which this Option may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

   1.1 EXERCISE. Except as provided below, this Option shall vest and become exercisable with respect to 3,725 shares on each of July 3, 1992, 1993, 1994 and 1995. To the extent then exercisable, this Option may be exercised in full or in part at any time after the date hereof, but in no case may this Option be exercised later than the earlier of (i) the occurrence of a Corporate Transaction; provided that the holder is given (a) written notice of the Corporate Transaction at least 20 days prior to its proposed effective date and (b) an opportunity during the period commencing with the delivery of the notice and ending 7 days prior to the proposed effective date set forth in the notice to exercise this Option; and provided further that provision is not made in the Corporate transaction for the assumption of this Option or the substitution of a comparable option of the surviving, succeeding or purchasing corporation, or (ii) the close of business on July 3, 2001 (the "Termination Date"), after which time this option shall terminate and shall be void and of no further force or effect. "Corporate Transaction" shall mean a consolidation or a merger of the Company with or into any other corporation or entity or person, in which the Company shall not be the surviving entity of such consolidation, merger or reorganization and pursuant to which the stockholders

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of the Company immediately prior to such consolidation, merger or reorganization do not possess a majority of the voting power of the acquiring entity immediately following such merger, consolidation or reorganization. In the event of a Corporate Transaction which would result in the termination of this Option pursuant to (i) above, all then unvested shares purchasable hereunder shall become vested and this Option shall become immediately exercisable for all such shares during the period specified in (i)(b) above.

   1.2 PURCHASE PRICE. The per share purchase price (the "Purchase Price") for the shares of Common Stock to be issued upon exercise of this Option shall be $6.00, subject to adjustment as provided herein.

   1.3 EXERCISE OF OPTION; PARTIAL EXERCISE. This Option may be exercised in full or in part by the holder hereof by surrender of this Option, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or cashier's check, wire transfer, cancellation of indebtedness, or some combination thereof of the purchase price. For any partial exercise the holder shall designate in the subscription the number of shares (without giving effect to any adjustment therein) that it wishes to purchase. On any such exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Option or Options of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Option minus the number of such shares designated by the holder in the subscription.

   1.4 ISSUANCE OF SHARES. Upon the exercise of the purchase rights evidenced by this Option, a certificate or certificates for the purchased shares shall be issued to the Employee as soon as practicable but in any event within twenty (20) days thereafter.

     2  CERTAIN ADJUSTMENTS.

   2.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time effects a subdivision of the outstanding Common Stock, the purchase price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of this Option immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding shares of Common Stock, the purchase price shall be appropriately increased and the number of shares

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of Common Stock issuable upon exercise of this Option immediately before the combination shall be proportionately decreased.  Any adjustment under this
Section 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

         2.2  ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS.    In the
event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon exercise of this Option shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares of Common Stock issuable upon exercise of this Option by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares of Common Stock issuable upon exercise of this Option shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock issuable upon exercise of this Option shall be adjusted pursuant to this Section 2.2 as of the time of actual payment of such dividends or distributions.

         2.3  ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS.     In the
event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holder of this Option shall receive upon exercise of this Option, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the holder of this Option would have received had this Option been converted into Common Stock on the date of such event and had the holder of this Option thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section.

         2.4  ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND



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SUBSTITUTION. If the Common Stock issuable upon exercise of this Option is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section), then and in any such event the holder of this Option shall have the right thereafter to exercise this Option for the kind and amount of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock for which this Option might have been exercised immediately prior to such reorganization, reclassification or change.

         2.5  REORGANIZATIONS, MERGERS, OR CONSOLIDATIONS.      Except as
otherwise provided herein, if at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon exercise, during the period specified in this Option and upon payment of the purchase price, of this Option, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the holder of this Option after the reorganization, merger, consolidation or sale to the end that the provisions of this Section (including adjustment of the number of shares of Common Stock issuable upon exercise of this Option) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

         3    FRACTIONAL SHARES.  No fractional shares shall be issued in connection with any exercise of this Option. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share.



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     4  RESERVATION OF COMMON STOCK.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Option such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Option. The Company covenants that all shares of Common Stock so issuable shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and, without limiting the generality of the foregoing, the Company covenants that it will, from time to time, take all such actions as may be required to ensure that the par value, if any, per share of the Common Stock, will at all times be equal to or less than the then effective "Purchase Price."

     5 PRIVILEGE OF STOCK OWNERSHIP. Except as specified in Section 2 hereof, prior to the exercise of this Option, the Employee shall not be entitled, by virtue of holding this Option, to any rights of a stockholder of the Company.

     6  TRANSFERS AND EXCHANGES.

        (a) This Option may not be transferred, except by will, or by the laws of descent and distribution. The Employee shall not Transfer (as hereinafter defined) any Common Stock (as hereinafter defined) without first complying with the provisions of this Section 6.

        (b) Prior to any Transfer of any Common Stock purchased hereunder, Employee shall give written notice to ComputerLand of its intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to ComputerLand, of counsel for Employee, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to ComputerLand) such proposed Transfer does not involve a transaction requiring registration or qualification of such Common Stock under the Securities Act or the securities or blue sky laws of any relevant state of the United States. In each case the transferee shall agree in writing to be subject to the terms of this Section 6 to the same extent as if such transferee were the Employee. Subject to Section 6(c), the Employee shall thereupon be entitled to Transfer its Common Stock in accordance with the terms of the notice delivered by it to ComputerLand. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Common Stock (and each certificate or other instrument evidencing any untransferred balance of such Common Stock) shall bear the legend set forth in Section 6(e) unless (x) in such opinion of counsel registration of any future Transfer of the Common Stock is not required by the applicable provisions of the Securities Act, (y) ComputerLand shall have waived the


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requirement of such legend or (z) such Transfer shall be made in compliance with the requirements of Rule 144.

        (c) Subject to the provisions of Section 6(b), at any time prior to the consummation of the initial public offering of shares of Class A Common Common Stock under the Securities Act (the ""IPO''), Employee shall not Transfer any Common Stock except in accordance with the following procedures:

             (i) The Employee shall first deliver to ComputerLand a written notice (the "Section 6 Offer Notice"), which shall be irrevocable for a period of 20 days after delivery thereof, offering (the "Section 6 Offer") all of the Common Stock proposed to be Transferred by the Employee at the purchase price and on the terms specified therein. ComputerLand (or its designee) shall have the right and option, for a period of 20 days after delivery of the
        Section 6 Offer Notice, to accept all or any part of the Common Stock so offered at the purchase price and on the terms stated in the
        Section 6 Offer Notice. Such acceptance shall be made by delivering a written notice to the Employee within said 20-day period.

             (ii) Transfers of Common Stock under the terms of Sections 6(c)(i) shall be made at the offices of ComputerLand on a mutually satisfactory business day within 30 days after the expiration of the 20-day period described above. Delivery of certificates or other instruments evidencing such Common Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

             (iii)  If effective acceptance shall not be received pursuant to
        Section 6(c)(i) with respect to all Common Stock offered for sale pursuant to the Section 6 Offer Notice, then the Employee may Transfer all or any part of the Common Stock so offered and not so accepted at a price not less than the price, and on terms not more favorable to the purchaser thereof than upon the terms stated in the
        Section 6 Offer Notice at any time within 90 days after the expiration of the aforesaid 20-day period. In the event that the Common Stock is not Transferred by the Employee during such 90-day period, the right of the Employee to Transfer such Common Stock shall expire and the obligations of this Section 6 shall be reinstated.

             (iv) Anything contained herein to the contrary notwithstanding, any transferee of Common Stock pursuant to this Section 6 shall agree in writing in advance with ComputerLand to be bound by and to comply with this Section 6 and shall be deemed to be the Employee for all purposes of this Section 6 if such Transfer shall occur


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        prior to the IPO.

        (d) As used in this Section 6, the following terms shall have the following meanings:

             (i) "Transfer", as to any Common Stock shall mean to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Common Stock either voluntarily or involuntarily and with or without consideration.

             (ii) "Common Stock" shall mean the Class A Common Stock of ComputerLand and any other shares of capital stock of ComputerLand.

        (e) Each certificate evidencing Stock held by a Employee shall (unless otherwise permitted by the provisions of Section 6(b)) be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. IN ADDITION, THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK OPTION DATED AS OF JULY 3, 1991 BETWEEN COMPUTERLAND CORPORATION AND John A. Schertell. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN SATISFIED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF COMPUTERLAND CORPORATION.

        (f) Employee may transfer securities by will or law of descent or distribution or to his spouse and children or to a revocable trust for the benefit of the Employee, his spouse or family, provided that the transferee, trustee, spouse or children, as the case may be, expressly agree with ComputerLand to be bound by the provisions of this Section 6.

     7 SUCCESSORS AND ASSIGNS. The terms and provisions of this Option shall be binding upon the Company and the Employee and their respective successors and assigns, subject to all times to the restrictions set forth in the Agreement.


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     8  LOSS, THEFT, DESTRUCTION OR MUTILATION OF OPTION.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option, if mutilated, the Company will make and deliver a new option of like tenor and dated as of such cancellation, in lieu of this Option.

     9 AMENDMENT. This Option may be amended with the consent of the Company by the written consent of the Employee.

     10 FURTHER DOCUMENTATION. Employee agrees to furnish such further reasonable documentation as may be appropriate, in the opinion of counsel for the Company, to perfect an exemption for the


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issuance of the Option Shares under applicable securities laws, including the
Securities Act of 1933.


                                      COMPUTERLAND CORPORATION


July 3, 1991                          By  /s/ Jay S. Amato
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